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                                                                     EXHIBIT 5.2



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                                                  ANDREWS & KURTH L.L.P.
OTHER OFFICES:                          A REGISTERED LIMITED LIABILITY PARTNERSHIP                  TELEPHONE: (202) 662-2700
    HOUSTON                                              ATTORNEYS                                 TELECOPIER: (202) 662-2739
    DALLAS                                    1701 PENNSYLVANIA AVENUE, N.W.                             TELEX: 79-1208
  LOS ANGELES                                            SUITE 200
   NEW YORK                                     WASHINGTON, D.C. 20006-5805
 THE WOODLANDS
    LONDON
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                               September 30, 1998


Morgan Stanley ABS Capital I Inc.
1585 Broadway
New York, New York  10036

        Re:         Morgan Stanley ABS Capital I Inc.,
                    Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to Morgan Stanley ABS Capital I Inc., a Delaware corporation (the "Depositor"), in connection with the authorization and proposed issuance from time to time after the date hereof in one or more series (each, a "Series") of up to $1,000,000 aggregate principal amount of asset-backed notes (the "Notes") to be offered pursuant to a registration statement on Form S-3 (such registration statement, the "Registration Statement") relating to the Notes. The Registration Statement has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder. As set forth in the Registration Statement, each Series of Notes will be issued under and pursuant to the conditions of an indenture (an "Indenture") between a trust fund to be identified in the prospectus supplement for such Series of Notes (the "Trust Fund" for such Series) and a trustee to be identified in the prospectus supplement for such Series of Notes (the "Trustee" for such Series).

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of the organizational documents of the Depositor, the form of Indenture incorporated by reference as an exhibit to the Registration Statement, the form of Notes included in such form of Indenture, the prospectus (the "Prospectus") and the forms of prospectus supplements incorporated by reference as exhibits to the Registration Statement, and such other records, documents and statutes as we have deemed necessary for the purpose of rendering this opinion.

        Based upon the foregoing, we are of the opinion that:

        1. When an Indenture for a Series of Notes has been duly and validly authorized by all necessary action on the part of the Depositor, as sponsor of the related Trust Fund, and has been duly executed and delivered by such Trust Fund and the Trustee and any other party thereto for such Series, such Indenture will constitute a legal, valid and binding agreement of such Trust Fund, enforceable against the related Trust Fund, in accordance with its terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency reorganization, liquidation, receivership, moratorium or other similar laws relating to or affecting creditors' rights generally or (b) general principles of equity or public policy, regardless of whether such enforceability is considered in a proceeding in equity or at law.



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Morgan Stanley ABS Capital I, Inc.
September 30, 1998
Page 2

        2. When a Series of Notes has been duly authorized by all necessary action on the part of the Depositor, as sponsor of the related Trust Fund, duly executed and authenticated by the Trustee for such Series in accordance with the terms of the related Indenture, and issued and delivered against payment therefor as contemplated in the Registration Statement, the Notes of such Series will be valid and binding non-recourse obligations of such Trust Fund, enforceable against such Trust Fund, in accordance with their terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency reorganization, liquidation, receivership, moratorium or other similar laws relating to or affecting creditors' rights generally or (b) general principles of equity or public policy, regardless of whether such enforceability is considered in a proceeding in equity or at law.

        In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the General Corporate Law of the State of Delaware, the laws of the State of New York (excluding choice of law principles therein) and the federal laws of the United States of America.

        We hereby consent to the filing of this letter as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus, without implying or admitting that we are "experts" within the meaning of the 1933 Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this Exhibit 5.2.

                                   Sincerely,

                                   /s/ ANDREWS & KURTH L.L.P.